Exhibit 99.1

Contact:

Ina Cu

Investor Relations

650-462-5900

DEPOMED REPORTS PRELIMINARY 2007 YEAR END FINANCIAL RESULTS

MENLO PARK, Calif., March 6, 2008 – Depomed, Inc. (NASDAQ: DEPO) today reported preliminary financial results for the year ended December 31, 2007.

Depomed reported net income of $49.2 million, or $1.05 per share, for the full year 2007 compared to a net loss of $(39.7) million, or $(0.97) per share, for the year ended December 31, 2006.  Net income for the full year 2007 is primarily attributable to a one-time gain of $29.6 million from the termination of the company’s promotion agreement with King Pharmaceuticals for GLUMETZA® (metformin hydrochloride extended release tablets) in the fourth quarter of 2007, and recognition of $46.1 million in license revenue, $2.5 million in royalty revenue, and a $5.0 million one-time gain from the termination of the company’s license and supply agreements with Esprit Pharma for ProQuin® XR (ciprofloxacin hydrochloride) in the third quarter of 2007.

The company reported $12.5 million of product sales revenue for the full year 2007, compared to $1.8 million for the full year 2006.

Cash, cash equivalents and marketable securities as of December 31, 2007 were $69.5 million, compared to $33.6 million as of December 31, 2006.

Operating expenses for the year ended December 31, 2007 were $15.4 million, and include the one-time gain of $29.6 million on termination of the promotion agreement with King, and the one-time gain of $5.0 million on termination of the Esprit agreements, both of which have the effect of reducing operating expenses for the year.  Operating expenses for the same period in 2006 were $49.6 million. Stock-based compensation expense for the year ended December 31, 2007 was $2.3 million, compared to $2.6 million for the full year 2006.

Net income for the year ended December 31, 2007 currently includes a tax provision of $0.6 million.  However, the company’s audit firm has not yet completed its review of the availability to the company of tax loss carry forwards under Section 382 of the Internal Revenue Code.  If the company determines that its tax loss carry forwards are restricted, then the tax provision for the quarter and year-ended December 31, 2007 may increase materially.  Any such increase will be reflected in the company’s audited financial statements for the year ended December 31, 2007.

“In 2007, we accomplished a number of objectives that position us well for success in 2008,” stated Carl A. Pelzel, president and chief executive officer of Depomed.  “Our balance sheet is strong, and we see the potential for a number of cash-generating events in 2008 through our partnering efforts and other initiatives.  We remain committed to increasing product sales and advancing our product pipeline.  We look forward to starting Phase 3 trials in our Gabapentin GR programs for PHN and menopausal hot flashes this year.”

Fourth Quarter 2007 and Other Recent Highlights

•                  Received approximately $30 million from King Pharmaceuticals in connection with termination of GLUMETZA promotion arrangement (October 2007);

•                  Appointed Michael Sweeney, M.D. as vice president of Product Development (November 2007);

•                  Prevailed in motions for summary judgment in ongoing patent litigation against IVAX Corporation (December 2007);

•                  Received FDA approval for the 1000 mg strength GLUMETZA tablets (December 2007);

•                  Reported positive, statistically significant efficacy data from a Phase 2 trial of Gabapentin GR™ in the treatment of menopausal hot flashes (February 2008); and

•                  Appointed Abid Rawn as vice president of Sales and Marketing (February 2008).

Conference Call

Depomed will host a conference call and webcast to discuss year-end 2007 financial results and other aspects of its business today, Thursday, March 6, at 5:00 p.m. ET.  The webcast can be accessed on the investor section of the Depomed website at www.depomedinc.com.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with two approved products on the market and other product candidates in its pipeline.  The company utilizes its proven, proprietary AcuFormTM drug delivery technology to improve existing oral medications, allowing for extended, controlled release of medications to the upper gastrointestinal tract.  Benefits of AcuForm-enhanced pharmaceuticals include the convenience of once-daily administration, improved treatment tolerability and enhanced compliance and efficacy.  GLUMETZA® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and is being marketed in Canada by Biovail Corporation.  ProQuin® XR (ciprofloxacin hydrochloride) extended release tablets are approved in the United States for the once-daily treatment of uncomplicated urinary tract infections and is being marketed in the United States within the urology and Ob/Gyn specialties by Watson Pharmaceuticals.  Product candidate Gabapentin GR is currently in clinical development for the treatment of neuropathic pain and menopausal hot flashes.  Additional information about Depomed may be found on its website, www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. The inclusion of forward-looking statements, including those related to expectations regarding product sales, potential business transactions, product development, and potential benefits of our products and product candidates, should not be regarded as a representation that any of our plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation, risks and uncertainties related to: our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; our ability to successfully commercialize our products; the success of our collaborative arrangements with development and commercialization partners; and other risks detailed in our filings with the Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to revise or update this release to reflect events or circumstances that occur after the date of this release.

-Financial Tables to Follow-

DEPOMED, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(1)
Revenue:
Product sales	$4,836	$526	$12,502	$1,791
Royalties	82	3,545	2,707	4,040
License revenue	364	931	50,367	3,610
Collaborative revenue	3	35	6	110
Total revenues	5,285	5,037	65,582	9,551

Costs and expenses:
Cost of sales	999	155	2,597	1,601
Research and development	3,912	7,983	23,337	26,891
Selling, general and administrative	5,661	6,530	26,694	22,666
Gain on termination of King agreement	(29,584)	—	(29,584)	—
Gain on termination of Esprit agreements	—	—	(5,000)	—
Total costs and expenses	(19,012)	14,668	18,044	51,158

Income (loss) from operations	24,297	(9,631)	47,538	(41,607)

Interest and other income	769	358	2,273	2,031

Net income (loss) before income taxes	25,066	(9,273)	49,811	(39,576)

Provision for income taxes	(340)	(83)	(592)	(83)

Net income (loss)	24,726	(9,356)	49,219	(39,659)

Deemed dividend on preferred stock	(174)	(165)	(685)	(665)

Net income (loss) applicable to common stock shareholders	$24,552	$(9,521)	$48,534	$(40,324)

Basic net income (loss) applicable to common stock shareholders per common share	$0.51	$(0.23)	$1.06	$(0.97)

Diluted net income (loss) applicable to common stock shareholders per common share	$0.51	$(0.23)	$1.05	$(0.97)

Shares used in computing basic net income (loss) per common share	47,781,585	41,918,256	45,951,127	41,517,661

Shares used in computing diluted net income (loss) per common share	47,966,459	41,918,256	46,353,207	41,517,661

(1) Derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

DEPOMED, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2007	2006
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$14,374	$14,574
Marketable securities	39,091	16,985
Accounts receivable	3,390	7,127
Unbilled accounts receivable	233	1,955
Inventories	3,263	4,483
Prepaid and other current assets	2,418	2,756
Total current assets	62,769	47,880
Marketable securities	16,058	1,999
Property and equipment, net	1,621	2,541
Other assets	197	197
	$80,645	$52,617
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,134	$4,886
Accrued compensation	1,558	1,818
Accrued clinical trial expense	259	726
Accrued promotion fee expense	—	2,340
Other accrued liabilities	3,385	3,088
Deferred product sales	6,489	4,825
Deferred license revenue	1,453	4,600
Other current liabilities	56	56
Total current liabilities	14,334	22,339
Deferred license revenue, non-current portion	20,763	57,483
Other long-term liabilities	28	84
Commitments
Shareholders’ equity (deficit):
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued and outstanding at December 31, 2007 and 2006, with an aggregate liquidation preference of $18,159	12,015	12,015
Common stock, no par value, 100,000,000 shares authorized; 47,865,529 and 42,029,411 shares issued and outstanding at December 31, 2007 and 2006, respectively	168,287	144,820
Accumulated deficit	(134,892)	(184,111)
Accumulated other comprehensive gain (loss)	110	(13)
Total shareholders’ equity (deficit)	45,520	(27,289)
	$80,645	$52,617

(1) Derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.